Exhibit 14.3

Consent of Pan American Silver Corporation

Exhibit To

Form 20-F

March 21, 2005

Silver Standard Resources Inc.

Suite 1180, 999 West Hastings Street

Vancouver, BC

Canada V6C 2W2

Dear Sirs:

Re:	Resource Estimate, Manantial Espejo Project, Argentina.

Pan American Silver Corporation:

•

has reviewed the summary of the estimate of resources at the Manantial Espejo Project in Argentina included in the Form 20-F for the year ended December 31, 2004 of Silver Standard Resources Inc. (“Silver Standard”);

•	confirms that each summary of an estimate of resources concurs with the estimate we prepared for the Manantial Espejo Project in Argentina;
•	consents to being referenced in the Form 20-F for the year ended December 31, 2004 of Silver Standard; and
•	consents to this consent being filed as an Exhibit to the Form 20-F for the year ended December 31, 2004 of Silver Standard.

Yours Sincerely,

/s/ Michael Steinmann

Pan American Silver Corporation

Per: Michael Steinmann, PhD, P.Geo.

VP Geology – Operations and Projects